Exhibit 3.5

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

NEWMONT USA LIMITED

A Delaware Corporation

Newmont USA Limited, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:                                          That, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (this “Amendment”) and declaring this Amendment advisable.

SECOND:                           That this Amendment has been consented to and authorized by the sole stockholder of the issued and outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

THIRD:                                     That this Amendment was duly approved and adopted by the sole stockholder of the Corporation pursuant to Section 242 of the DGCL.

FOURTH:                          That the Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

Article IV

Section 1.                   The Corporation shall be authorized to issue 1,000 shares of capital stock, of which 1,000 shares shall be shares of common stock, $0.01 par value (“Common Stock”).

Section 2.                   Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

FIFTH:                                         That this Certificate of Amendment shall be effective on its filing with the Secretary of State of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 07/05/2002 020434234 - 0623413

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer this 3rd day of July, 2002.

NEWMONT USA LIMITED

By:	/s/ Britt D. Banks
Britt D. Banks
Vice President, General Counsel and Secretary